Exhibit 99.1

Sientra Reports Fourth Quarter and Full Year 2020 Financial Results

Santa Barbara, CA – March 11, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company uniquely focused on plastic surgeons, today announced its audited financial results for the fourth quarter and full year ended December 31, 2020.

Ron Menezes, President and Chief Executive Officer of Sientra, stated, “We continue to build on our strong fourth quarter results, which were driven primarily by our investment and market outperformance in our core breast products segment. While the augmentation channel remains a key performance driver, we were also able to gain market share in the hospital channel despite pandemic related challenges faced by the reconstruction market. Ahead of further market normalization in 2021, we remain hyper focused on expanding our hospital account base by continuing to capitalize on customer receptivity to the technical differentiation and compelling safety profile of our tissue expander portfolio, grounded by AlloX2®. We also expect to benefit in 2021 from targeted digital efforts directed towards patients and surgeons, an expanded and more productive sales force, and educational peer to peer initiatives that will add new accounts and drive continued share gains."

Mr. Menezes continued, “Our 2021 performance will also be driven by our commitment to establish a culture of focus and accountability, with disciplined investment and execution on commercial, product development and manufacturing initiatives designed to drive revenue and operating leverage. Meanwhile, we expect to reach our goal to achieve break-even contribution margin from miraDry in 2021, as we evaluate the strategic alternatives for the business.”

Mr. Menezes concluded, “Given our progress to date on each of these initiatives, we currently expect breast product segment net sales to grow in excess of 30% in the first quarter 2021 compared to the first quarter 2020.”

Fourth Quarter 2020 Financial Results

•	Total net sales for the fourth quarter 2020 were $22.6 million, a decrease of 2% compared to total net sales of $23.2 million for the same period in 2019.

•

Net sales for the Breast Products segment totaled $17.9 million in the fourth quarter 2020, an increase of 40% compared to $12.8 million for the same period in 2019 and 17% sequential growth over the quarter ending September 30, 2020.

•

Net sales for the miraDry segment totaled $4.8 million in the fourth quarter 2020, a 54% decrease compared to $10.4 million for the same period in 2019 and 22% sequential growth over the quarter ending September 30, 2020.

•	Gross profit for the fourth quarter 2020 was $11.1 million, or 48.9% of sales, compared to gross profit of $14.2 million, or 61.3% of sales, for the same period in 2019.

•

Operating expenses for the fourth quarter 2020 decreased by 13.1% to $28.2 million from $32.4 million, excluding $1.1 million of restructuring charges related to Sientra’s organizational efficiency initiative, in the same period in 2019.

•	Net loss for the fourth quarter 2020 was ($21.2) million, or ($0.42) per share, compared to a net loss of ($20.2) million, or ($0.41) per share, for the same period in 2019.

•	On a non-GAAP basis, adjusted EBITDA loss for the fourth quarter 2020 decreased by 24.6% to ($10.5) million from ($14.0) million for the same period in 2019.

Full Year 2020 Financial Results

•	Total net sales for the full year 2020 were $71.2 million, a decrease of 14.9% compared to total net sales of $83.7 million for the same period in 2019.

•	Net sales for the Breast Products segment totaled $55.0 million in the full year 2020, an increase of 18.6% compared to $46.4 million for the full year 2019.

•	Net sales for the miraDry segment totaled $16.2 million in the full year 2020, a 56.5% decrease compared to $37.3 million for the full year 2019.

•	Gross profit for the full year 2020 was $38.9 million, or 54.7% of sales, compared to gross profit of $50.7 million, or 60.6% of sales, for the full year 2019.

•	Operating expenses for the full year 2020 decreased by 29.2% to $109.2 million from $154.3 million for the full year 2019.

•	Net loss for the full year 2020 was ($89.9) million, or ($1.79) per share, compared to a net loss of ($106.8) million, or ($2.63) per share, for the full year 2019.

•	On a non-GAAP basis, adjusted EBITDA loss for the full year 2020 decreased by 35.4% to ($47.0) million from ($72.8) million for the full year 2019.

•

Net cash and cash equivalents as of December 31, 2020 were $55.0 million, compared to $63.5 million as of September 30, 2020. The cash balance as of December 31, 2020 does not include net proceeds from the closing of the Company’s public offering of common stock on February 11, 2021 of approximately $39.1 million.

Full Year 2021 Financial Outlook

For full year 2021, the Company expects to achieve total net sales of $78 million to $84 million, representing growth of 10% to 18% compared to net sales of $71.2 million in 2020.

•	Anticipates Breast Products net sales of $70 to $74 million, representing growth of 27% to 35% over 2020; and

•	Anticipates miraDry net sales of $8 to $10 million.

Conference Call

Sientra will hold a conference call today, March 11, 2021 at 4:30 pm ET to discuss third quarter results. The dial-in numbers are 844-464-3933 for domestic callers and 765-507-2612 for international callers. The conference ID is 3371629. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company uniquely focused on plastic surgeons. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprised of its miraDry® system, is approved for sale in over 56 international markets and is the only non-surgical, FDA-cleared device indicated for the permanent reduction of underarm sweat and hair and may also reduce odor.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, anticipated growth rates, market outlook, impact of marketing programs and overall business strategy. Such statements are subject to risks and uncertainties, including the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the positive reaction from plastic surgeons and patients to Sientra’s marketing, sales and educational programs, the ability to execute on the Company’s commercial, product development and manufacturing initiatives, the ability of the Company to drive revenue and operating leverage, the ability to meet consumer demand, the growth of the sale of bioTips in its miraDry segment, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

Investor Relations

805-679-8885

Sientra, Inc.
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net sales	$22,644	$23,210	$71,241	$83,699
Cost of goods sold	11,569	8,971	32,302	33,012
Gross profit	11,075	14,239	38,939	50,687
Operating expenses:
Sales and marketing	14,939	19,202	52,553	80,189
Research and development	2,564	4,011	10,311	13,537
General and administrative	10,691	9,233	38,191	46,771
Restructuring	(87)	1,083	1,762	1,083
Impairment	—	—	6,432	12,674
Total operating expenses	28,107	33,529	109,249	154,254
Loss from operations	(17,032)	(19,290)	(70,310)	(103,567)
Other income (expense), net:
Interest income	3	323	206	1,406
Interest expense	(2,162)	(1,292)	(9,451)	(4,568)
Change in fair value of derivative liability	(2,050)	—	(10,470)	—
Other income (expense), net	37	46	111	(55)
Total other income (expense), net	(4,172)	(923)	(19,604)	(3,217)
Loss before income taxes	(21,204)	(20,213)	(89,914)	(106,784)
Income tax	33	34	33	34
Net loss	$(21,237)	$(20,247)	$(89,947)	$(106,818)
Basic and diluted net loss per share attributable to common stockholders	$(0.42)	$(0.41)	$(1.79)	$(2.63)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	50,462,124	49,506,169	50,233,175	40,654,272

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$54,967	$87,608
Accounts receivable, net	23,503	27,548
Inventories, net	48,648	39,612
Prepaid expenses and other current assets	2,154	2,489
Total current assets	129,272	157,257
Property and equipment, net	13,106	12,314
Goodwill	9,202	9,202
Other intangible assets, net	9,387	17,390
Other assets	8,011	8,241
Total assets	$168,978	$204,404
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$4,670	$6,508
Accounts payable	6,504	9,352
Accrued and other current liabilities	32,389	32,551
Customer deposits	17,905	13,943
Sales return liability	9,192	8,116
Total current liabilities	70,660	70,470
Long-term debt, net of current portion	60,500	38,248
Derivative liability	26,570	—
Deferred and contingent consideration	2,350	5,177
Warranty reserve and other long-term liabilities	9,455	8,627
Total liabilities	169,535	122,522
Stockholders’ equity:
Total stockholders’ equity	(557)	81,882
Total liabilities and stockholders’ equity	$168,978	$204,404

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(89,947)	$(106,818)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	6,432	12,674
Depreciation and amortization	4,094	3,524
Provision for doubtful accounts	4,423	2,298
Provision for warranties	1,271	929
Provision for inventory	3,601	2,626
Fair value adjustments to derivative liability	10,470	—
Fair value adjustments of other liabilities held at fair value	96	969
Amortization of debt discount and issuance costs	4,347	359
Stock-based compensation expense	8,344	12,478
Payments of contingent consideration liability in excess of acquisition-date fair value	—	(1,968)
Other non-cash adjustments	375	290
Changes in assets and liabilities:
Accounts receivable	(378)	(7,320)
Inventories	(12,808)	(10,921)
Prepaid expenses, other current assets and other assets	935	(8,513)
Accounts payable, accrueds, and other liabilities	(6,420)	6,694
Customer deposits	3,961	4,008
Sales return liability	1,077	2,068
Legal settlement payable	—	(410)
Net cash used in operating activities	(60,127)	(87,033)
Cash flows from investing activities:
Purchase of property and equipment	(4,037)	(4,071)
Business acquisitions, net of cash and restricted cash acquired	—	(17,943)
Net cash used in investing activities	(4,037)	(22,014)
Cash flows from financing activities:
Proceeds from option exercises and employee stock purchase plan	865	1,341
Net proceeds from issuance of common stock	263	107,734
Payments related to tax witholding on vested restricted stock units (RSUs)	(1,791)	(3,064)
Gross borrowings under the Term Loan	—	5,000
Repayments under the Term Loan	(25,000)	—
Gross borrowings under the PPP loan	6,652	—
Gross borrowings under the Revolving Loan	—	22,296
Repayment of the Revolving Loan	(6,508)	(15,788)
Net proceeds from issuance of the Convertible Note	60,000	—
Payments of contingent consideration up to acquisition-date fair value	—	(5,766)
Deferred financing costs	(2,958)	(1,997)
Net cash provided by financing activities	31,523	109,756
Net increase (decrease) in cash, cash equivalents and restricted cash	(32,641)	709
Cash, cash equivalents and restricted cash at:
Beginning of period	87,951	87,242
End of period	$55,310	$87,951

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$54,967	$87,608
Restricted cash included in other assets	343	343
Total cash, cash equivalents and restricted cash	$55,310	$87,951

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Dollars, in thousands	2020	2019	2020	2019
Net loss, as reported	$(21,237)	$(20,247)	$(89,947)	$(106,818)
Adjustments to net loss:
Interest (income) expense and other, net	2,122	923	9,134	3,217
Provision for income taxes	33	34	33	34
Depreciation and amortization	1,098	986	4,094	3,524
Fair value adjustments to contingent consideration	68	454	135	1,044
Fair value adjustments to derivative liability	2,050	—	10,470	—
Stock-based compensation	2,879	2,797	8,344	12,478
Restructuring	(87)	1,083	1,762	1,083
One-time severance charges	2,539	—	2,539	—
Impairment	—	—	6,432	12,674
Total adjustments to net loss	10,702	6,277	42,943	34,054
Adjusted EBITDA	$(10,535)	$(13,970)	$(47,004)	$(72,764)

	Three Months Ended		Year Ended
	December 31,		December 31,
As a Percentage of Revenue**	2020	2019	2020	2019
Net loss, as reported	(93.8%)	(87.2%)	(126.3%)	(127.6%)
Adjustments to net loss:
Interest (income) expense and other, net	9.4%	4.0%	12.8%	3.8%
Provision for income taxes	0.1%	0.1%	0.0%	0.0%
Depreciation and amortization	4.8%	4.2%	5.7%	4.2%
Fair value adjustments to contingent consideration	0.3%	2.0%	0.2%	1.2%
Fair value adjustments to derivative liability	9.1%	0.0%	14.7%	0.0%
Stock-based compensation	12.7%	12.1%	11.7%	14.9%
Restructuring	(0.4%)	4.7%	2.5%	1.3%
One-time severance charges	11.2%	0.0%	3.6%	0.0%
Impairment	0.0%	0.0%	9.0%	15.1%
Total adjustments to net loss	47.3%	27.0%	60.3%	40.7%
Adjusted EBITDA	(46.5%)	(60.2%)	(66.0%)	(86.9%)

** Adjustments may not add to the total figure due to rounding